Exhibit 24.3

January 10, 2025

HUTURE GROUP LIMITED (the “Company”)

Building 4, No.1

Lane 10800, Songze Avenue

Qingpu District

Shanghai 201700, PRC

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the references to my name in the Registration Statement on Form F-4 (the “Registration Statement”) of the Company and any amendments thereto, which indicate that I have accepted the nomination to become a director of the Company. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

By:	/s/ Tim Tianjun Ling
Tim Tianjun Ling